Exhibit 32.2

Informational Addendum to Report on Form 10-Q

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Not Filed Pursuant to the Securities Exchange Act of 1934

The undersigned Chief Financial Officer of OYO Geospace Corporation does hereby certify as follows:

Solely for the purpose of meeting the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and solely to the extent this certification may be applicable to this Report on Form 10-Q, the undersigned hereby certify that this Report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of OYO Geospace Corporation.

/s/ Thomas T. McEntire
Name:	Thomas T. McEntire
Title:	Chief Financial Officer

August 2, 2007